UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2004

The Phoenix Group Corporation (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
801 E Campbell Rd., Suite 450 Richardson, TX (Address of principal executive offices)	75080 (Zip Code)

Registrant's telephone number, including area code 214-382-3630

Not Applicable (Former name or former address, if changed since last report)

Item 2.       Acquisition or Disposition of Assets

On June 1, 2004, The Phoenix Group Corporation (the “Company”) announced in a press release, attached hereto as Exhibit 99.1, that it had acquired all of the issued and outstanding capital stock of Lighting Science, Inc. (“Lighting Science”) from Phibian S Trust, Edward I. Lanier, and John Collingwood in exchange for 76,740,391 shares of the Company’s common stock and the Company’s obligation to issue up to an additional 71,999,441 shares of the Company’s common stock upon the satisfaction of certain conditions under the stock purchase agreement, attached hereto as Exhibit 2.1 (the “Stock Purchase Agreement”). Fredric Maxik, the chief executive officer of Lighting Science, will remain as chief executive officer of Lighting Science pursuant to an employment agreement he entered into with Lighting Science and the Company, attached hereto as Exhibit 2.2. The purchase price was determined on the basis of the negotiated terms and conditions contained in the Stock Purchase Agreement. The acquisition of Lighting Science is governed by and subject to the conditions contained in the Stock Purchase Agreement. The descriptions of the transaction contained herein and in the press release are qualified in their entirety by reference to the Stock Purchase Agreement.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Business Acquired

   The financial statements of Lighting Science are not included with this Current Report on Form 8-K. Such financial statements as are required will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(b)   Pro Forma Financial Information

   The Company intends to file any pro forma financial information required by this item, consistent with Commission interpretations thereunder, by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(c)    Exhibits

2.1           Stock Purchase Agreement among The Phoenix Group Corporation and John Collingwood, Edward I. Lanier, Phibian S Trust and Fredric Maxik, dated as of June 1, 2004.

2.2            Employment Agreement among Fredric Maxik, The Phoenix Group Corporation and Lighting Science, Inc., dated as of June 1, 2004.

99.1          Press release announcing the acquisition of Lighting Science, Inc., dated June 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2004

The Phoenix Group Corporation.

_____/s/ Ronald E. Lusk_____________
Ronald E. Lusk, Chairman

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement among The Phoenix Group Corporation and John Collingwood, Edward I. Lanier, Phibian S Trust and Fredric Maxik, dated as of June 1, 2004.

2.2	Employment Agreement among Fredric Maxik, The Phoenix Group Corporation and Lighting Science, Inc., dated as of June 1, 2004.

99.1	Press release, dated June 1, 2004, announcing the acquisition of Lighting Science, Inc.